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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

WINLAND ELECTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WINLAND ELECTRONICS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held
May 8, 2007

TO THE SHAREHOLDERS OF WINLAND ELECTRONICS, INC.:
     The 2007 Annual Meeting of Shareholders of Winland Electronics, Inc. will be held at Technology Plus of Mankato, 1961 Premier Drive (intersection of Highways 22 and 14), Mankato, Minnesota, at 10:00 a.m. on Tuesday, May 8, 2007, for the following purposes:
1.	To set the number of members of the Board of Directors at four (4).

2.	To elect directors.

3.	To take action on any other business that may properly come before the meeting or any adjournment thereof.
     Accompanying this Notice of Annual Meeting is a Proxy Statement and form of Proxy.
     Only shareholders of record as shown on the books of Winland Electronics at the close of business on March 12, 2007 will be entitled to vote at the 2007 Annual Meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.
     You are cordially invited to attend the 2007 Annual Meeting. Whether or not you plan to attend the 2007 Annual Meeting, please sign, date and mail the enclosed form of Proxy in the return envelope provided. The Proxy is revocable and will not affect your right to vote in person in the event you attend the meeting. The prompt return of proxies will help us avoid the unnecessary expense of further requests for proxies.
BY ORDER OF THE BOARD OF DIRECTORS,
Lorin E. Krueger
President and Chief Executive Officer

Dated:	April 2, 2007
Mankato, Minnesota

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
OUTSTANDING SHARES AND VOTING RIGHTS
PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS
CORPORATE GOVERNANCE
NOMINATING/GOVERNANCE COMMITTEE REPORT
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF AUDIT COMMITTEE
OTHER BUSINESS
SHAREHOLDER PROPOSALS AND NOMINATIONS OF DIRECTOR CANDIDATES
ANNUAL REPORT
FORM 10-KSB

WINLAND ELECTRONICS, INC.

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
to be held
May 8, 2007

     The accompanying Proxy is solicited by the Board of Directors of Winland Electronics, Inc. for use at our 2007 Annual Meeting of Shareholders to be held on Tuesday, May 8, 2007, at the location and for the purposes set forth in the Notice of Annual Meeting, and at any adjournment thereof.
     The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by us. Our directors, officers and employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.
     You may vote your shares by mail as follows:
•	Sign and date the enclosed proxy card.

•	Mail the proxy card in the enclosed postage-paid envelope.
     Any shareholder giving a Proxy may revoke it any time prior to its use at the 2007 Annual Meeting by giving written notice of such revocation to the Secretary or any other officer of Winland Electronics or by filing a later dated written Proxy with one of our officers. Personal attendance at the 2007 Annual Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a later dated Proxy is delivered to an officer before the revoked or superseded Proxy is used at the 2007 Annual Meeting. Proxies will be voted as directed therein. Proxies which are signed by shareholders but which lack specific instruction with respect to any proposal will be voted in favor of the number and slate of directors proposed by the Board of Directors and listed herein.
     The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of our Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. An abstention as to any proposal will therefore have the same effect as a vote against the proposal.
     The mailing address of the principal executive office of Winland Electronics is 1950 Excel Drive, Mankato, Minnesota 56001. We expect that this Proxy Statement, the related Proxy and Notice of Meeting will first be mailed to shareholders on or about April 2, 2007.
OUTSTANDING SHARES AND VOTING RIGHTS
     The Board of Directors has fixed March 12, 2007 as the record date for determining shareholders entitled to vote at the 2007 Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the 2007 Annual Meeting. At the close of business on March 12, 2007, there were 3,600,856 shares of our Common Stock, par value $.01 per share, issued and outstanding. The Common Stock is our only outstanding class of capital stock. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the 2007 Annual Meeting. Holders of Common Stock are not entitled to cumulative voting rights.

PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS
     The following table provides information as of March 12, 2007 concerning the beneficial ownership of our Common Stock by (i) the persons known by us to own more than 5% of our outstanding Common Stock, (ii) each of our directors, (iii) the named executive officers in the Summary Compensation Table and (iv) all current executive officers and directors as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

Name (and Address of 5%	Number of Shares		Percent
Owner) or Identity of Group	Beneficially Owned(1)		of Class (1)
Lorin E. Krueger	232,656	(2)	6.4%

Thomas J. de Petra	28,720	(3)	*

James L. Reissner	27,500	(4)	*

Richard T. Speckmann	29,200	(5)	*

Dale A. Nordquist	53,243	(6)	*

Gregory W. Burneske	12,151	(7)	*

FMR Corp.	356,100	(8)	9.9%

All Executive Officers and Directors as a Group (8 Individuals)	397,157	(9)	10.6%

*	Less than 1% of the outstanding shares of Common Stock.

(1)	Under the rules of the SEC, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days. Pursuant to such SEC Rules, shares deemed beneficially owned by virtue of an individual’s right to acquire them are also treated as outstanding when calculating the percent of the class owned by such individual and when determining the percent owned by any group in which the individual is included.

(2)	Includes 880 shares held by Mr. Krueger’s spouse and 22,000 shares which may be purchased by Mr. Krueger upon exercise of currently exercisable options. Mr. Krueger’s address is 1950 Excel Drive, Mankato, Minnesota 56001.

(3)	Includes 27,000 shares which may be purchased by Mr. de Petra upon exercise of currently exercisable options.

(4)	Includes 27,000 shares which may be purchased by Mr. Reissner upon exercise of currently exercisable options.

(5)	Includes 27,000 shares which may be purchased by Mr. Speckmann upon exercise of currently exercisable options.

(6)	Includes 22,440 shares which may be purchased by Mr. Nordquist upon exercise of currently exercisable options.

(7)	Includes 10,800 shares which may be purchased by Mr. Burneske upon exercise of currently exercisable options.

(8)	According to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007 by FMR Corp. (“FMR”) and Edward C. Johnson 3d, Chairman and principal shareholder of FMR, the shares are beneficially owned by Fidelity Management & Research Company (“Fidelity

Research”) as an investment adviser to various investment companies (the “Funds”), including Fidelity Low Priced Stock Fund (“Fidelity Fund”), with Mr. Johnson, FMR and the Funds each having the sole power to dispose of such shares and the Funds’ Boards of Trustees having the sole power to vote or direct the vote of such shares. Fidelity Research and Fidelity Fund are wholly-owned subsidiaries of FMR. The address for FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

(9)	Includes 136,240 shares which may be purchased by executive officers and directors upon exercise of currently exercisable options.
CORPORATE GOVERNANCE
     Our business affairs are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and our Articles of Incorporation and Bylaws. Members of the Board of Directors are informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. The corporate governance practices that we follow are summarized below.
Independence
     The Board has determined that a majority of its members are “independent” as defined by the listing standards of the American Stock Exchange. Our independent directors are Thomas J. de Petra, James L. Reissner and Richard T. Speckmann. In the last three years, there have been no transactions, relationships or arrangements, other than in connection with service on our Board, between the independent directors and Winland Electronics.
Code of Ethics and Business Conduct
     The Board has approved a Code of Ethics and Business Conduct that applies to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Ethics and Business Conduct addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. The Code of Ethics and Business Conduct is available free of charge to any shareholder who sends a request for a copy to Winland Electronics, Inc., Attn. Chief Financial Officer, 1950 Excel Drive, Mankato, Minnesota 56001, and it is also available on our website at www.winland.com. We intend to disclose on our website any amendment to, or waiver from, a provision of its Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and controller relating to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-B. Late in 2003, we contracted with an independent professional organization to provide anonymous hotline services that permit our employees to communicate any concerns about behavior or practices of Winland Electronics, its employees, officers or directors. This service began January 1, 2004 and was established to assist the Board of Directors in effective internal control.
Meeting Attendance
     Board and Committee Meetings. Directors are required to attend a minimum of 75% of Board and committee meetings. During fiscal 2006, the Board held six (6) meetings. Each director attended 100% of the meetings of the Board and the committees on which such director served.
     Annual Meeting of Shareholders. Directors are encouraged to attend our annual meetings of shareholders; however, there is no formal policy regarding attendance at annual meetings. All of our directors attended our 2006 annual meeting of shareholders.
Executive Sessions of the Board
     An executive session of non-management directors is held at least once a year. In 2006, an executive session was held three (3) times.

Committees of the Board
     Our Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Nominating/Governance Committee. Each of the current members of these committees is a non-employee independent director.
     Audit Committee. The Audit Committee is comprised of James L. Reissner (Chairman), Thomas J. de Petra and Richard T. Speckmann. Mr. Reissner is an “audit committee financial expert” as defined by Item 401(e) of Regulation S-B under the Securities Act of 1933. Mr. Reissner has degrees in finance and banking. He currently serves as President and Chief Operating officer of Activar, Inc., a publicly traded company; and he previously served as Activar’s Chief Financial Officer and Controller. We acknowledge that the designation of Mr. Reissner as the audit committee financial expert does not impose on Mr. Reissner any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Reissner as a member of the audit committee and the Board of Directors in the absence of such designation or identification. The Audit Committee reviews the selection and work of our independent registered public accounting firm and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee’s Report is included on page 11. During 2006, the Audit Committee met four (4) times. Our independent registered public accounting firm was present at all of these meetings.
     Compensation Committee. The Compensation Committee is comprised of Richard T. Speckmann (Chairman), Thomas J. de Petra and James L. Reissner. This committee determines the compensation of the Chief Executive Officer; and, taking into consideration any recommendations by the Chief Executive Officer, it also determines the compensation for our other executive officers. The committee makes recommendations to the Board of Directors with respect to incentive compensation plans. This committee is vested with the same authority as the Board of Directors with respect to the administration of our equity plans. During 2006, the Compensation Committee met four (4) times.
     Nominating/Governance Committee. The Nominating/Governance Committee is comprised of Thomas J. de Petra (Chairman), James L. Reissner and Richard T. Speckmann. This committee recommends to the Board of Directors nominees for vacant positions on the Board, sets goals for the Board and monitors the achievement of such goals. This committee will consider a candidate for director proposed by a shareholder. Candidates must have broad training and experience in their chosen fields and must have achieved distinction in their activities. The committee considers the particular expertise of each nominee and strives to achieve an appropriate breadth of skills among the Board members. A shareholder who wants to propose a candidate must comply with the provisions of our Bylaws regarding nominations for the election of directors. The policies of the committee are described more fully in the Nominating/Governance Committee’s Report on page 6. The Nominating/Governance Committee met twice during 2006.
Communications with the Board
     Shareholders may communicate directly with the Board of Directors. All communications, other than shareholder proposals and director nominations which must comply with certain other requirements as discussed under “Shareholder Proposals and Nominations of Director Candidates” on page 12, should be directed to our Chief Financial Officer at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. The communication will not be opened before being forwarded to the intended recipient, but it will go through normal security procedures. Shareholder communications to the Board should be sent to:
Glenn A. Kermes, Chief Financial Officer
Winland Electronics, Inc.
1950 Excel Drive
Mankato, MN 56001

Compensation to Non-Employee Directors
     Cash Compensation. In addition to being reimbursed for out-of-pocket expenses incurred in connection with attendance at Board or Committee meetings, the non-employee directors receive the following fees:
          Retainer:
•	$1,200 per month for service on the Board, with the Chairman receiving an additional $22,000 per year.
          Meeting Fees:
•	$1,200 for Board meeting attendance.

•	$1,200 for Audit Committee meeting attendance, with the Chairman receiving an additional $1,200 per meeting.

•	$800 for Compensation Committee or Nominating/Governance Committee meeting attendance, with the chairmen receiving an additional $750 per meeting.
     From February to September 2006, James Reissner received an additional $1,000 monthly retainer as Lead Director of Growth Strategy.
     Equity Compensation. Our 2005 Equity Incentive Plan provides for automatic option grants to each non-employee director. Each non-employee director who is elected for the first time as a director is granted a nonqualified option to purchase 5,500 shares of Common Stock. Each non-employee director who is re-elected as a director or whose term of office continues after a meeting of shareholders at which directors are elected shall, as of the date of such re-election or shareholder meeting, automatically be granted a five-year nonqualified option to purchase 5,500 shares of Common Stock. No director shall receive more than one option pursuant to the formula plan in any one fiscal year. All options granted pursuant to these provisions are granted at a per share exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, and they are immediately exercisable. On May 9, 2006, each of our non-employee directors received an option to purchase 5,500 shares at $4.48 per share.

	Fees Earned or Paid in	Option Awards	Total
Name	Cash ($)(1)	($)(2)	($)

Thomas J. de Petra	$44,833	$14,751	$59,584

James L. Reissner	$44,000	$18,732	$62,732

Richard T. Speckmann	$37,800	$19,064	$56,864

S. Robert Dessalet (3)	$43,367	$12,589	$55,956

(1)	Except as described in note (3) below, the amounts consist of the cash fees paid to the non-employee directors as described in “Cash Compensation” above.

(2)	The amounts reflect the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R for stock option awards automatically granted to non-employee directors in fiscal year 2006 pursuant to our 2005 Equity Incentive Plan. Assumptions used in the calculation of these amounts are included in footnote 7 to our financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2006 filed with the Securities and Exchange Commission. As of December 31, 2006, each of the three current non-employee directors held options to purchase an aggregate of 27,000 shares, and Mr. Dessalet’s estate held options to purchase 16,000 shares.

(3)	Mr. Dessalet served as a director and Chairman until his death on September 12, 2006. A portion ($9,100) of the fees shown for Mr. Dessalet were paid to Mr. Dessalet’s wife as a gift.

NOMINATING/GOVERNANCE COMMITTEE REPORT
     The Nominating/Governance Committee is comprised of independent directors. In accordance with its written charter, the Nominating/Governance Committee assists the Board of Directors with fulfilling its responsibility regarding any matters relating to corporate governance including selection of candidates for our Board of Directors. Its duties shall include oversight of the principles of corporate governance by which Winland Electronics and the Board shall be governed; the codes of ethical conduct and legal compliance by which Winland Electronics and its directors, executive officers, employees and agents will be governed; policies for evaluation of the Board and the chairperson; policies for election and reelection of Board members; and policies for succession planning for the Chief Executive Officer, Board chairperson and other Board leaders. In addition, the Committee is responsible for annually reviewing the composition of the Board, focusing on the governance and business needs and requirements of Winland Electronics, nominating and screening of Board member candidates, evaluating the performance of Board members and recommending the reelection of Board members who are performing effectively and who continue to provide a competency needed on the Board. When a director’s principal occupation or business association changes substantially, such director shall tender a letter of resignation to the Board through the Nominating/Governance Committee, which resignation will be considered and acted upon in a manner that is best for the Board and Winland Electronics.
     The Nominating/Governance Committee will consider candidates for nomination as a director recommended by shareholders. In evaluating director nominees, the Nominating/Governance Committee requires certain minimum qualifications, including high moral character and mature judgment and the ability to work collegially with others. In addition, factors such as the following shall be considered:
•	appropriate size and diversity of the Board;

•	needs of the Board with respect to particular talent and experience;

•	knowledge, skills and experience of nominee;

•	familiarity with our business and industry;

•	appreciation of the relationship of our business to the changing needs of society; and

•	desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.
     Shareholders who wish to recommend one or more candidates for director to the Nominating/Governance Committee must provide written recommendation to the Chief Financial Officer. Notice of a recommendation must include the shareholder’s name, address and the number of shares owned, along with information with respect to the person being recommended, i.e. name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the prospective nominee, whether such person can read and understand basic financial statements and other board memberships, if any. The recommendation must be accompanied by a written consent of the prospective nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. Winland Electronics may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee. In addition, the Bylaws permit shareholders to nominate directors for consideration at a meeting of shareholders at which one or more directors are to be elected. For a description of the process for nominating directors in accordance with the Bylaws, see “Shareholder Proposals and Nominations of Director Candidates” on page 12.
     A copy of the current Nominating/Governance Committee Charter is available on our website at www.winland.com.
Members of the Nominating/Governance Committee
          Thomas J. de Petra, Chairman
           James L. Reissner
           Richard T. Speckmann

ELECTION OF DIRECTORS
(Proposals #1 and #2)
     Our Bylaws provide that the number of directors shall be the number set by the shareholders, which shall be not less than one. The Nominating/Governance Committee recommended to the Board of Directors that the number of directors be set at four and that the persons currently serving on the Board be nominated for election. The Board of Directors unanimously recommends that the number of directors be set at four and that the four persons nominated be elected. Unless otherwise instructed, the Proxies will be so voted.
     Under applicable Minnesota law, approval of the proposal to set the number of directors at four requires the affirmative vote of the holders of the greater of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, and the election of directors requires the affirmative vote of the holders of a plurality of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter.
     In the absence of other instruction, the Proxies will be voted for setting the number of directors at four and for each of the individuals listed below. If elected, such individuals shall serve until the next annual meeting of shareholders and until their successors shall be duly elected and shall qualify. All of the nominees are members of the present Board of Directors. If, prior to the 2007 Annual Meeting of Shareholders, it should become known that any one of the following individuals will be unable to serve as a director after the 2007 Annual Meeting by reason of death, incapacity or other unexpected occurrence, the Proxies will be voted for such substitute nominee(s) as is selected by the Nominating/Governance Committee. Alternatively, the Proxies may, at the Board’s discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board of Directors has no reason to believe that any of the following nominees will be unable to serve.

Name and Age of		Current Position With	Director
Director/Nominee	Age	Winland Electronics, Inc.	Since
Lorin E Krueger	51	President, Chief Executive Officer, Secretary and Director	1978

Thomas J. de Petra	60	Director	1994

James L. Reissner	67	Director	2001

Richard T. Speckmann	56	Director	2002
     Lorin E. Krueger has served as our Chief Executive Officer since June 1, 2001, and as our President since January 1999. In addition, Mr. Krueger has served as Secretary since 1983. Mr. Krueger served as our Chief Operating Officer from January 1999 until June 2001 and as its Senior Vice President of Operations from March 1987 until January 1999. Mr. Krueger has been an employee of Winland Electronics since 1976 and served as its Vice President from January 1977 to March 1987.
     Thomas J. de Petra has been self-employed as a management consultant since June 1999, currently providing services through Vantage Advisory Services LLC, of which he is the President and founder. From August 1998 to June 1999, he served as Chief Operating Officer of International Concept Development, Inc., a restaurant and hotel developer. From October 1997 to August 1998, Mr. de Petra served as Chief Operating Officer of Illuminated Media Inc., an advertising company. From February 1996 to June 1997, Mr. de Petra served as Chief Executive Officer of Nortech Forest Technologies, Inc., continuing to provide services as a consultant until October 1997. Mr. de Petra was a management consultant from June 1993 to February 1996, and he was Chief Information Officer of IDC Holdings, Ltd. from June 1993 to November 1994. Mr. de Petra was President and owner of de Petra & Associates, Inc., a financial communications firm, formerly known as First Financial Investor Relations, Inc., from August 1986 to October 1993.
     James L. Reissner has served as President and Chief Operating Officer of Activar, Inc. since January 1996, prior to which, he served as Activar’s Chief Financial Officer beginning in 1992. From 2001 to 2004, Mr. Reissner served as an officer, most recently as Chief Executive Officer, of MagStar

Technologies, Inc. Mr. Reissner acted in various management and financial management capacities during the past twenty years, including Managing Director of the Minnesota Region of First Bank Systems, Inc., until 1990. Mr. Reissner also serves as a director of Rimage Corporation (Nasdaq:RIMG) and MagStar Technologies, Inc. (Nasdaq:MGST).
     Richard (Rick) T. Speckmann has served as Chief Executive Officer and President of EmPerform, Inc., since March 2004. He served as Chief Executive Officer of Outside the Box, Inc. from November 2002 to March 2004. From April 2001 to November 2002, Mr. Speckmann served as President of Amcon Construction Company, LLC. From January 1997 to March 2001, Mr. Speckmann, served as President of Art Holdings Corporation. Prior to 1997, Mr. Speckmann served in various capacities with several Twin Cities companies, including Andcor Companies, Inc., InforMark Resources, Inc., Ehlert Publishing Group and Signdesign, Inc.
EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table sets forth certain information regarding compensation paid or accrued for our last fiscal year to the Chief Executive Officer and the two highest paid executive officers whose total compensation earned or accrued for fiscal year 2006 exceeded $100,000.
     We have entered into employment agreements with each of the named executive officers, which agreements are described below.
     No bonus was paid to any named executive officer except as provided for pursuant to the 2006 Incentive Bonus Plan, a non-equity incentive plan.

				Option	Non-Equity Incentive	All Other
Name and Principal				Awards	Plan Compensation	Compensation
Position	Year	Salary ($)		($)(1)	($)(2)	($)(3)	Total ($)

Lorin E. Krueger Chief Executive Officer and President	2006	$165,000		—	$65,280	$3,334	$233,614

Dale A. Nordquist Senior VP of Sales & Marketing	2006	$226,786	(4)	$1,484	$1,346	$3,719	$233,335

Gregory W. Burneske VP of Engineering	2006	$103,000		$28,166	$16,289	$4,263	$151,718

(1)	The amounts reflect the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R of stock option awards pursuant to our 2005 Equity Incentive Plan and represents amounts from options granted prior to fiscal year 2006. Assumptions used in the calculation of these amounts are included in footnote 7 to our financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

(2)	The amounts represent cash incentive awards made pursuant to our 2006 Incentive Bonus Plan, which provides for cash and other awards to employees, including the named executive officers. The amount of the bonus pool is based on a percentage of net income before tax and before the plan. Bonuses equal to 80% of the total plan amount are disbursed to employees, including the named executive officers other than the Chief Executive Officer, based on certain criteria determined in the discretion of the Chief Executive Officer. The remaining 20% is available for the Chief Executive Officer based on achievement of certain criteria established by the Compensation Committee.

(3)	Other Annual compensation for fiscal year 2006 consists of contributions to our 401(k) plan for the named executive officer’s benefit.

(4)	Includes commissions of $115,405.

Employment Agreements and Termination of Employment Arrangements
     Lorin E. Krueger. During 2006, Mr. Krueger’s employment was pursuant to a January 1, 1999 employment agreement, as amended, which agreement provided for a base salary of $165,000 for 2006 and an annual bonus in the sole discretion of the Compensation Committee, which bonus is set forth in the above “Summary Compensation Table.” Effective January 1, 2007, a new employment agreement was entered into with Mr. Krueger, which provides for a base salary of $181,500 for 2007. Mr. Krueger is eligible to receive an annual bonus consisting of stock options and/or a cash payment at the sole discretion of the Compensation Committee. If Mr. Krueger’s employment is terminated by us without cause or by Mr. Krueger for good reason, Mr. Krueger is entitled to his base salary for twelve months and health care benefits for six months; provided, however, if such termination occurs within two years after a change of control, Mr. Krueger will be entitled to an amount equal to his salary and bonus payments for the two completed fiscal years immediately preceding termination payable over the 24 months following the termination. During employment and for two years following termination of such employment, Mr. Krueger has agreed that he will not compete with us or solicit any of our employees, customers or contractors for employment or business purposes.
     Dale A. Nordquist. During 2006, Mr. Nordquist’s employment was pursuant to an employment agreement effective January 1, 2003 with a base salary of $111,400, plus commissions for sales to new customers. Effective January 1, 2007, a new employment agreement was entered into with Mr. Nordquist, which provides for a base salary of $125,000 for 2007. In addition, Mr. Nordquist is entitled to commissions on the sales of certain products. For 2007, Mr. Nordquist is eligible to receive a bonus of up to $20,000 based on certain sales goals. If Mr. Nordquist’s employment is terminated by us without cause or by Mr. Nordquist for good reason, Mr. Nordquist is entitled to his base salary for six months and health care benefits for three months; provided, however, if such termination occurs within two years after a change of control, Mr. Nordquist will be entitled to an amount equal to his salary and bonus payments for the two completed fiscal years immediately preceding termination payable over the 24 months following the termination. During employment and for two years following termination of such employment, Mr. Nordquist has agreed that he will not compete with us or solicit any of our employees, customers or contractors for employment or business purposes.
     Gregory W. Burneske. During 2006, Mr. Burneske’s employment was pursuant to an employment agreement effective May 17, 2004, as amended, which agreement provided for a base salary of $103,000 for 2006. Effective January 1, 2007, a new employment agreement was entered into with Mr. Burneske, which provides for a base salary of $120,000 for 2007. Mr. Burneske is eligible to receive an annual bonus consisting of stock options and/or a cash payment at the sole discretion of the Compensation Committee. If Mr. Burneske’s employment is terminated by us without cause or by Mr. Burneske for good reason, Mr. Burneske is entitled to his base salary for six months and health care benefits for three months; provided, however, if such termination occurs within two years after a change of control, Mr. Burneske will be entitled to an amount equal to his salary and bonus payments for the two completed fiscal years immediately preceding termination payable over the 24 months following the termination. During employment and for two years following termination of such employment, Mr. Burneske has agreed that he will not compete with us or solicit any of our employees, customers or contractors for employment or business purposes.

Outstanding Equity Awards at Fiscal Year-End

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options (#)	Options (#)	Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Price ($)	Date

Lorin E. Krueger	11,000	—	$2.8727	10/24/08
	11,000	—	$4.14	01/03/10

Dale A. Nordquist	15,840	—	$0.6818	10/29/07
	6,600	2,200 (1)	$1.2727	12/20/08

Gregory W. Burneske	7,200	10,800 (2)	$3.00	05/17/10
	—	18,000 (3)	$3.35	05/01/12

(1)	The stock option was granted on December 20, 2002. The unvested portion vests on December 20, 2007.

(2)	The stock option was granted on May 17, 2004. The option vests to the extent of 3,600 shares annually on the first five anniversary dates of the date of grant.

(3)	The stock option was granted on January 1, 2006. The option vests to the extent of 3,600 shares annually on the first five anniversary dates of the date of grant.
CERTAIN TRANSACTIONS
     During the two most recent fiscal years, we have not had any transactions in which any director or executive officer, or any other member of their immediate family of any director or executive officer, had a material direct or indirect interest reportable under applicable Securities and Exchange Commission rules, and there are no such transactions proposed.
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received, we believe that, during fiscal year 2006, all of our executive officers, directors and greater than ten-percent beneficial owners complied with the applicable filing requirements, except that Tom de Petra reported two transactions on a Form 4 that was not timely filed.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     McGladrey & Pullen, LLP has served as our independent registered public accounting firm since May 1998 and has been selected to act as such for the current year ending December 31, 2007. Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement regarding financial and accounting matters if they so desire, and will be available to respond to appropriate questions from our shareholders.

Audit Fees
     We paid the following fees to McGladrey & Pullen, LLP or its affliated entity RSM McGladrey, Inc. for fiscal years 2005 and 2006:

	2005	2006
Audit Fees	$138,000	$195,000
Audit-Related Fees	6,000	0
Tax Fees	5,000	16,000
All Other Fees	0	0

	$149,000	$211,000
     Audit fees are professional services rendered for the audit of our annual financial statements and review of financial statements included in our Forms 10-KSB and 10-QSB. Tax fees include fees for services provided in connection with tax planning and tax compliance.
     The Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining accountants’ independence and has determined that such services are compatible with maintaining accountants’ independence.
Pre-Approval Policy
     The Audit Committee has not formally adopted a policy for pre-approval of all audit and non-audit services by its independent auditors, but it has routinely approved all audit and permitted non-audit services to be performed for Winland Electronics by its independent auditors.
REPORT OF AUDIT COMMITTEE
     The Board of Directors maintains an Audit Committee comprised of the three outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the Listing Standards of the American Stock Exchange (“AMEX”) that governs audit committees, Section 121(B), including the requirement that audit committee members all be “independent directors” as that term is defined by AMEX Listing Standards Section 121(A).
     In accordance with its written charter adopted by the Board of Directors (available on our website), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of Winland Electronics. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:
(1)	reviewed and discussed the audited financial statements with management;

(2)	discussed with the independent registered public accounting firm the material required to be discussed by Statement on Auditing Standards No. 61, as amended; and

(3)	reviewed the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No.1 and discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence.
     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission.
Members of the Audit Committee
           James L. Reissner, Chairman
           Thomas J. de Petra
          Richard T. Speckmann

OTHER BUSINESS
     Management knows of no other matters to be presented at the 2007 Annual Meeting. If any other matter properly comes before the 2007 Annual Meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS AND NOMINATIONS OF DIRECTOR CANDIDATES
     Under the SEC Rules, we are required to provide the following information to you based on the assumption that the date for our annual meeting in 2008 will not deviate more than thirty (30) days from the date for this Annual Meeting: Any appropriate proposal submitted by a shareholder of Winland Electronics and intended to be presented at the 2008 Annual meeting of shareholders must be received by us by December 4, 2007 to be considered for inclusion in our proxy statement and related proxy for the 2008 annual meeting. Also, our Bylaws permit shareholders to make nominations for the election of directors and propose business to be brought before any regular meeting of shareholders, provided advance written notice of such nomination or proposal is received by us after February 8, 2008, but on or before March 3, 2008. According to our Bylaws, a shareholder nomination or proposal received outside of this time period will be considered untimely and the chairman of the meeting shall refuse to acknowledge such untimely nomination or proposal.
     We will inform you of any changes of the aforesaid dates in a timely manner and will provide notice of the new dates in our earliest possible quarterly report on Form 10-Q.
     Any shareholder nomination or proposal must provide the information required by our Bylaws and comply with any applicable laws and regulations. All submissions should be made to the Secretary of Winland Electronics at our principal offices at 1950 Excel Drive, Mankato, Minnesota 56001.
ANNUAL REPORT
     A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2006, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.
FORM 10-KSB
     WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-KSB. WE WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-KSB UPON THE ADVANCE PAYMENT OF REASONABLE FEES. REQUESTS FOR A COPY OF THE FORM 10-KSB AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER OF WINLAND ELECTRONICS, INC., 1950 EXCEL DRIVE, MANKATO, MINNESOTA 56001. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF MARCH 12, 2007, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS.

BY ORDER OF THE BOARD OF DIRECTORS

Lorin E. Krueger
Dated: April 2, 2007	President and Chief Executive Officer

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY
	WINLAND ELECTRONICS, INC.		For	Against	Abstain
ANNUAL MEETING OF SHAREHOLDERS TUESDAY, MAY 8, 2007	1.	To set the number of members of the Board of Directors at five (4).	☐	☐	☐

The 2007 Annual Meeting of Shareholders of Winland Electronics, Inc. will be held at Technology Plus of Mankato, 1961 Premier Drive (intersection of Highways 22 and 14), Mankato, Minnesota, at 10:00 a.m. on Tuesday, May 8, 2007, for the following purposes:	2.	To elect directors:

		Lorin E. Krueger		With-	For All
		Thomas J. de Petra	For	hold	Except
		James L. Reissner	☐	☐	☐
Richard T. Speckmann

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

	3.	To take action on any other business that may properly come before the meeting or any adjournment thereof.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

+	+

é	Detach above card, sign, date and mail in postage paid envelope provided. WINLAND ELECTRONICS, INC.	é

     Please sign exactly as your name appears hereon, date and return promptly. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing.
     The above signed acknowledges receipt from Winland Electronics, Inc. prior to the execution of this proxy, of a Notice of the Annual Meeting of Shareholders, a Proxy Statement and an Annual Report to Shareholders.
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.